EXHIBIT 10.6

Acknowledgement of

Amendment of Solicitation / Modification of Contract
Date: October 24, 2012

From: Lisa Holmes, OEM Commodity Manager

To: Peter Rasche, General Counsel

Re: Supply and Distribution Agreement, by and between Synergetics USA, Inc (f/k/a Valley Forge Scientific Corp.) and Stryker Instruments Division of Stryker Corp., effective as of October 25, 2004, amended by Addendum No. 1 dated November 15, 2006, and Addendum No. 2 dated August 1, 2007, and extended through October 31, 2012, by separate Acknowledgements dated January 9, 2012, March 19, 2012 and June 26, 2012.

Dear Peter,

We would like to extend the contract term of the existing Distribution Agreement (referenced above) through November 30, 2012.

If you are in agreement with this extenstion, please sign, date and return to your Stryker representative for final evaluation and your approval. Please provide your email address and a copy will be electronically sent to you for your records.

If you have any questions, please let me know.

I herby acknowledge the receipt of and approve this amendment  with an effective date of the October 25, 2012.

STRYKER INSTRUMENTS		SYNERGETICS INC.

By:	/s/ Chad A. McVey	By:	/s/ David Hable

Printed Name:	Chad A. McVey	Printed Name:	David Hable

Title:	Assoc. Director of Sourcing	Title:	President, CEO